Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of July 1, 2013 by and among KCG Holdings, Inc., a Delaware corporation (the “Company”) and the parties identified as the “Holders” on the signature page hereto (each, a “Holder” and, collectively, the “Holders”). Capitalized terms used but not otherwise defined herein are defined in Section 12 hereof.

R E C I T A L S:

WHEREAS, the Company, GETCO Holding Company, LLC, a Delaware limited liability company (“GETCO”), GA-GTCO, LLC, a Delaware limited liability company, and Knight Capital Group, Inc., a Delaware corporation, entered into an Amended and Retated Agreement and Plan of Merger, dated as of December 19, 2012, as amended and restated April 15, 2013 and as further supplemented and amended (the “Merger Agreement”), providing for, among other things, the merger of GA-GTCO, LLC with and into GA-GTCO Acquisition, LLC, the merger of GETCO Acquisition, LLC with and into GETCO, and the merger of Knight Acquisition Corp with and into Knight Capital Group, Inc. (the “Mergers”);

WHEREAS, prior to the Mergers the Holders were direct or indirect holders of equity interests of GETCO;

WHEREAS, the Mergers occurred on the date hereof and, pursuant to the Merger Agreement and in connection with the Mergers, the Holders received shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) and Warrants of the Company (the “Warrants”) granted under the Warrant Agreement (as defined below);

WHEREAS, the Company and Computershare Shareowner Services LLC (as warrant agent) are parties to a Warrant Agreement, dated July 1, 2013 (the “Warrant Agreement”);

WHEREAS, the Merger Agreement requires that the Holders and the Company execute this Agreement granting the Holders certain registration rights covering (i) the shares of Common Stock acquired by the Holders from the Company as a result of the consummation of the Mergers, including without limitation any shares of Common Stock acquired by investment funds managed by General Atlantic Service Company, LLC or their Affiliates (as defined below) in connection with the funding of the equity commitment contemplated by the Merger Agreement (ii) the Warrants acquired by the Holders from the Company as a result of the consummation of the Mergers and (iii) any shares of Common Stock issued or issuable under the Warrants (together with the Common Stock and the Warrants, the “Securities”); and

WHEREAS, each of the parties hereto desires to enter into this Agreement in order to grant the Holders certain registration rights with respect to the Securities.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Holders hereby agree as follows:

Section 1. Shelf Registrations.

(a) Filing. The Company shall file with the Commission by no later than 45 calendar days following the date of this Agreement (or if such date is not a Business Day, the next succeeding Business Day) a shelf registration statement (the “Shelf”) on Form S-3, if then available, or Form S-1, if Form S-3 is not available, covering the resale by Holders of the Registrable Securities in accordance with and pursuant to Rule 415 promulgated under the Securities Act. The Company shall give the Holders ten Business Days written notice prior to the date for the filing of the Shelf Registration Statement (the “Filing Date”). The Company shall include in a Prospectus Supplement (that shall be deemed to be part of the Shelf Registration Statement) all Registrable Securities with respect to which the Company has received written requests for inclusion therein by 5:00 pm New York Time on the business day prior to the Filing Date (the “Initial Questionnaire Date”); provided, however, that in order to be named as a selling securityholder in the Prospectus Supplement, each Holder must furnish to the Company in writing such information as may be reasonably requested by the Company for the purpose of including such Holder’s Registrable Securities in the Prospectus Supplement (the “Selling Holder Information” which shall be provided on the Notice and Eligible Holder Information Questionnaire in the form attached hereto as Exhibit A). The Company shall include in a Prospectus Supplement the Selling Holder Information received, to the extent necessary and in a manner so that, upon filing of such Prospectus Supplement, or promptly thereafter, any such Holder shall be named, to the extent required by the rules promulgated under the Securities Act by the Commission, as a selling securityholder and be permitted to deliver (or be deemed to deliver) a Prospectus to purchasers of the Registrable Securities in accordance with applicable law. If the Company files an amended version of the Prospectus, the Company shall include in such Prospectus the Selling Holder Information that was not included in any previous filed version of the Prospectus. If any Registrable Securities remain issued and outstanding after three years following the initial effective date of such Shelf (the “Initial Shelf Effective Date”), the Company shall either (x) in the case of a Form S-3 Shelf, file prior to the expiration of such Shelf, or (y) otherwise, no less than 90 days prior to the expiration of such Shelf, file a new Shelf covering such Registrable Securities, and shall thereafter use its reasonable best efforts to cause to be declared effective as promptly as practical such new Shelf. The Company shall maintain the effectiveness of the Shelf in accordance with the terms hereof for so long as any Registrable Securities remain issued and outstanding.

(b) Requests for Underwritten Shelf Takedowns. Any one or more Holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that in the case of each such Underwritten Shelf Takedown, such Holder or Holders will be entitled to make such demand only if the proceeds from the sale of Registrable Securities in the offering (before the deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $50 million.

(c) Requests for Non-Underwritten Shelf Takedowns. If a Holder desires to initiate an offering or sale of all or part of such Holder’s Registrable Securities that does not constitute an Underwritten Shelf Takedown (a “Non-Underwritten Shelf Takedown”), such Holder shall so indicate in a written request delivered to the Company no later than two Business Days (or in the event any amendment or supplement to the Shelf is necessary, no later than five Business Days) prior to the expected date of such Non-Underwritten Shelf Takedown, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Underwritten Shelf Takedown, (ii) the expected plan of distribution of such Non-Underwritten Shelf Takedown and (iii) the action or actions required (including the timing thereof) in connection with such Non-Underwritten Shelf Takedown (including the delivery of one or more stock or warrant certificates representing Registrable Securities to be sold in such Non-Underwritten Shelf Takedown), and, to the extent necessary, the Company shall file and effect an amendment or supplement to its Shelf for such purpose as soon as practicable; provided, however, that the Company shall not be required to file an amendment or supplement to its Shelf within 30 days of a previous amendment or supplement with respect to a Non-Underwritten Shelf Takedown. For the avoidance of doubt, unless otherwise agreed to by the requesting selling Holder, no other Holder shall have the right to participate in a Non-Underwritten Shelf Takedown.

(d) Demand Notices. All requests (a “Demand”) for Underwritten Shelf Takedowns shall be made by the Holder making such request (the “Demand Holder”) by giving written notice to the Company (the “Demand Notice”). Each Demand Notice shall specify the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within two (2) Business Days after receipt of any Demand Notice, the Company shall send written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Notice”) and, subject to the provisions of Section 1(e) below, shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after sending the Company Notice (except that each Holder shall have two (2) days after receipt of the Company Notice to request inclusion of Registrable Securities in the Underwritten Shelf Takedown in the case of a “bought deal”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used).

(e) Priority on Underwritten Shelf Takedowns. Subject to the rights of parties to the Existing Registration Rights Agreement, the Company shall not include in any Underwritten Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the Holders of a majority of the Registrable Securities requested to be included in the Underwritten Shelf Takedown. If the managing underwriters for such Underwritten Shelf Takedown advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, Other Securities requested to be included in such Underwritten Shelf Takedown exceeds the number of Registrable Securities and Other Securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in the Underwritten Shelf Takedown, the Company shall include in such Underwritten Shelf Takedown the number of Registrable Securities which can be so sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such Underwritten Shelf

Takedown by the Holders, which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders of such Registrable Securities on the basis of the number of Registrable Securities held by each such Holder, and (ii) second, Other Securities, including Company Held Securities that the Company proposes to register for its own account, requested to be included in such Underwritten Shelf Takedown to the extent permitted hereunder.

(f) Restrictions on Underwritten Shelf Takedowns and Use of Registration Statement.

(i) The Company shall not be obligated to effect more than three (3) Underwritten Shelf Takedowns during any period of twelve (12) consecutive months and shall not be obligated to effect an Underwritten Shelf Takedown within ninety (90) days after the pricing of a previous Underwritten Shelf Takedown; provided, that, if such Underwritten Shelf Takedown is terminated by any stop order, injunction, or other order of the Commission or if the conditions to closing specified in any underwriting agreement or any other agreement entered into in connection with such Underwritten Shelf Takedown are not satisfied, other than by reason of some act or omission by a Holder, such Underwritten Shelf Takedown will be deemed not to have been in effect and will not count as an Underwritten Shelf Takedown for purposes of the limitations in this Section 1(f)(i). Notwithstanding anything herein to the contrary, a registration will not be deemed to have been effected unless (i) it has been declared effective by the Commission or has otherwise become effective under the Securities Act, or (ii) it has been filed with the Commission but abandoned or withdrawn at the request of the Demand Holder prior to effectiveness, other than an abandonment or withdrawal requested because of: (A) the stock price of the Company’s Common Stock falling 15% or more since the delivery of a request for registration (provided that such registration shall be deemed to have been effected, unless the Holders participating in the registration reimburse the Company for Registration Expenses incurred or payable by the Company up until the receipt of notice of an abandonment or withdrawal pursuant to this clause (A) and for the withdrawal of the registration statement), (B) the delivery of a postponement notice by the Company pursuant to the Suspension Period, (C) a material adverse change in the Company’s and its Subsidiaries’ prospects, business, operations, properties, assets, liabilities, financial condition or results of operations, taken as a whole, which became known to the Holders or the public after the delivery of a request for registration pursuant to a Demand, or (D) the discovery of materially adverse, non-public information concerning the Company and its subsidiaries, taken as a whole.

(ii) Upon written notice to the Holders of Registrable Securities, the Company shall be entitled to suspend, for a period of time, the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference (1) during any Scheduled Black-Out Period or (2) if the board of directors, chief executive officer or chief financial officer of the Company determines in its reasonable good faith judgment that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or may omit any fact necessary to make the statements in the Registration Statement or Prospectus not misleading (each, a “Suspension Period”) provided, that (A) there are no more than two (2) Suspension Periods in any 12-month period, (B) the total duration of all Suspension Periods in any 12-month period may not exceed 90 days and (C) the Company shall use its good faith efforts to amend the

Registration Statement and/or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable unless, the Company determines in good faith that such amendment would reasonably be expected to have a materially detrimental effect on the Company with respect to any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction or any negotiations, discussions or pending proposals with respect thereto.

(g) Piggyback Registration Rights.

(i) Subject to the rights of parties to the Existing Registration Rights Agreement, in the event that the Company proposes to register any of its Securities or any other equity securities under the Securities Act in connection with an underwritten offering solely for cash (each, a “Piggyback Takedown”), it shall at each such time give prompt written notice (the “Piggyback Notice”) to all Holders of Registrable Securities of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an Underwritten Shelf Takedown, such notice shall be sent not less than ten (10) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a Registration Statement that is not a Shelf, such notice shall be given not less than ten (10) Business Days prior to the expected date of filing of such Registration Statement. Upon the written request of any Holder made within seven (7) Business Days after receipt of the Piggyback Notice by such Holder (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition of such Registrable Securities), subject to the other provisions of this Agreement, the Company shall include in such Piggyback Takedown all Registrable Securities (of the same class of Securities as is proposed to be registered in the Piggyback Takedown) which the Company has been so requested to register; provided that the Company shall only be required to effect such registration with respect to any Holder if the Demand Holder has made a written request of the Company to effect a registration of Registrable Securities in accordance with this sentence. Notwithstanding the foregoing, in the event that the Piggyback Takedown is a “bought deal”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used, the first two time periods references in this sub-paragraph shall be reduced to five (5) Business Days and the third time period shall be reduced to (2) days. Notwithstanding anything to the contrary contained in this Section 1(g), the Company shall not be required to proceed with any Piggyback Takedown incidental to the registration of any of its securities on Forms S-4 or S-8 (or any similar or successor form providing for the registration of securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans) or any other form that would not be available for registration of Registrable Securities.

(ii) Determination Not to Effect Registration. If at any time after giving such Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration the Company shall decide not to proceed with any Piggyback Takedown, the Company may, at its election, give written notice of such determination to the selling Holders and thereupon the Company shall be relieved of its obligation to proceed with any Piggyback Takedown, without prejudice, however, to the right of the Demand Holder (or any Person to whom a Demand Holder has transferred Registrable Securities) together with the right to participate in the exercise of Demands pursuant to Section 1(d) and/or participate in a Piggyback Takedown, immediately to request that such registration be effected as a registration under Section 1 to the extent permitted thereunder.

(iii) Priority on Primary Piggyback Takedowns. If a Piggyback Takedown is to be a primary underwritten registration on behalf of the Company, and the lead underwriter or managing underwriter advises the Company in writing (with a copy to each Person participating in such Piggyback Takedown) that, in such firm’s good faith view, the number of Other Securities and Registrable Securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in such offering without being likely to have an adverse effect upon the price, timing, marketing or distribution of the offering and sale of the Other Securities and Registrable Securities then contemplated, the Company shall include in such Piggyback Takedown the number of Registrable Securities which can be sold in the following order of priority: (a) first, all Company Held Securities; (b) second, the Registrable Securities requested to be included in such Piggyback Takedown pursuant to this Section 1(g) and the terms of any other registration rights agreement to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata among the respective Holders of such Registrable Securities on the basis of the number of Registrable Securities held by such Holder; and (c) third, Other Securities requested to be included in such Piggyback Takedown pursuant to this Section 1(g) and the terms of any other registration rights agreement to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such Other Securities owned by the Persons requesting to be included in such Piggyback Takedown.

(iv) Priority in Secondary Piggyback Takedowns. If a Piggyback Takedown is to be an underwritten registration other than on behalf of the Company, and the lead underwriter or managing underwriter advises the Persons participating in such Piggyback Takedown (with a copy to the Company) that, in such firm’s good faith view, the number of Registrable Securities and Other Securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in such offering without being likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Registrable Securities and Other Securities then contemplated, the Company shall include in such Piggyback Takedown the number of Registrable Securities which can be sold in the following order of priority: (A) first, the Registrable Securities requested to be included in such Piggyback Takedown by the Holders, which in the opinion of the managing underwriter can be sold in an orderly manner within the price range of such Piggyback Takedown, pro rata among the respective Holders of such Registrable Securities on the basis of the total number of Registrable Securities held by each such Holder; (B) second, Other Securities (other than Company Held Securities) that are requested to be included in such Piggyback Takedown pursuant to this Section 1(g) and the terms of any other registration rights agreement to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such Other Securities owned by the Persons seeking to be included in such Piggyback Takedown; and (C) third, Company Held Securities.

(h) Selection of Underwriters. The Holders of a majority of the Registrable Securities requested to be included in an Underwritten Shelf Takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable, nationally recognized investment banks), subject to the Company’s approval, which shall not be unreasonably withheld, conditioned or delayed.

(i) Automatic Shelf Registration. If, at any time after the filing of an Automatic Shelf Registration Statement by the Company, the Automatic Shelf Registration Statement becomes unuseable by the Holders to sell their Registrable Securities because the Company was but is no longer a Well Known Seasoned Issuer (the “Determination Date”), the Company shall, within 10 Business Days after such Determination Date, (A) give written notice thereof to all of the Holders and (B) file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities, and use its reasonable best efforts to have such Registration Statement declared effective as promptly as practicable after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities. If, following the Determination Date, the Company is required hereunder to file an additional Registration Statement or amendment thereto, and the Company has resumed its status as a Well Known Seasoned Issuer, the Company shall use an Automatic Shelf Registration Statement to register the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable and to cause such Automatic Shelf Registration Statement to remain effective thereafter until the date on which all Registrable Securities have been sold pursuant to the Automatic Shelf Registration Statement or have otherwise ceased to be Registrable Securities. The Company shall give written notice of filing such Automatic Shelf Registration Statement to all of the Holders as promptly as practicable thereafter.

(j) Other Registration Rights. The Company shall not grant to any Person the right (other than as set forth herein and except with respect to registrations on Form S-8 and with respect to registrations on Form S-4 (or any successor forms thereto)), to request the Company to register any securities of the Company, except such rights that do not adversely affect the rights or priorities of the Holders of Registrable Securities set forth herein.

Section 2. Holdback Agreements.

(a) Holders of Registrable Securities. In connection with any Underwritten Shelf Takedown or other underwritten public offering of equity securities by the Company (a “Company Underwritten Offering”), if requested by the managing underwriter for such offering, each Holder who Beneficially Owns 5% or more of the outstanding Common Stock and any other Holder participating in such offering agrees to enter into a lock-up agreement containing customary restrictions on transfers of equity securities of the Company (except with respect to such securities as are proposed to be offered pursuant to the Underwritten Shelf Takedown or underwritten public equity offering) or any securities convertible into or exchangeable or exercisable for such securities, without the prior written consent from the Company, during a period specified by the managing underwriter not to exceed seven days prior to and not to exceed 90 days following the date of pricing of such Underwritten Shelf Takedown (subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable) (the “Lock-Up Period”); provided, that the Holders shall not be subject to the provisions hereof unless the Company’s directors and executive officers shall have signed, and Holders who Beneficially Own 5% or more of the outstanding Common Stock and any other Holders participating in such offering shall have been requested by the managing underwriter to sign lock-up agreements containing substantially similar terms and if any such Person shall be subject to a shorter lock-up period, receives more advantageous terms relating to the Lock-Up Period or receives a waiver of its lock-up period from the Company or an underwriter, then the Lock-Up Period shall be such shorter period, on such more advantageous terms and shall receive the benefit of such waiver; provided, further, that nothing herein will prevent (i)(a) any Holder that is a partnership, limited liability company, corporation, trust or similar Person from making a distribution of Registrable Securities to its partners, members, stockholders, beneficiaries or similar Persons, (b) the transfer by a Holder that is an investment advisor managing a separately managed account to the owner of the separately managed account, or (c) a transfer to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 2(a), (ii) the exercise, exchange or conversion of any security exercisable or exchangeable for, or convertible into, Common Stock, provided the Common Stock issued upon such exercise or conversion shall be subject to the restrictions set forth in this Section 2(a), or (iii) any Holder from continuing market-making or other trading activities as a broker-dealer in the ordinary course of business; provided, further, that there shall be a period of at least 30 days between the end of any Lock-Up Period and the pricing date of any subsequent Company Underwritten Offering. If requested by the managing underwriter, each Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any relevant Underwritten Shelf Takedown shall be third party beneficiaries of this Section 2(a). The provisions of this Section 2(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

(b) The Company. In connection with any Underwritten Shelf Takedown by a Holder pursuant to this Agreement, if requested by the managing underwriter for such offering, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act or any similar or successor form providing for the registration of securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans), during a period specified by the managing underwriter not to exceed seven days prior to and not to exceed 90 days following the date of pricing of such Underwritten Shelf Takedown (subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable) (the “Company Lock-Up Period”); provided, further that there shall be a period of at least 30 days between the end of any Company Lock-Up Period and the pricing date of any subsequent Underwritten Shelf Takedown.

Section 3. Company Undertakings. Whenever Registrable Securities are registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) before filing a Registration Statement or Prospectus, any amendments or supplements thereto or any Issuer Free Writing Prospectus, at the Company’s expense, furnish to counsel to the Holders copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Holders and provide a reasonable opportunity for review and comment on such documents by counsel to the Holders;

(b) use its commercially reasonable efforts to become a Well Known Seasoned Issuer (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) prior to five years after the Closing Date, and to remain a Well Known Seasoned Issuer thereafter;

(c) notify each Holder of Registrable Securities of the effectiveness of each Registration Statement and prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the date on which all Registrable Securities have been sold pursuant to the Registration Statement or have otherwise ceased to be Registrable, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(d) refrain from naming any Holder as an underwriter in a registration statement, without first obtaining such Holder’s written consent;

(e) furnish to each seller of Registrable Securities, and the managing underwriters (if any), without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any Issuer Free Writing Prospectus)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters (if any) may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(f) (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (ii) keep such registration or qualification in effect for so long as the applicable Registration Statement remains in effect, and (iii) use its commercially reasonable efforts to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction);

(g) notify each seller of such Registrable Securities, counsel to the Holders and the managing underwriters (if any) (i) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) promptly upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of any such seller and subject to Section 1(e)(ii) hereof, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each seller of such Registrable Securities, counsel to the Holders and the managing underwriters (if any) and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) promptly if the Company becomes aware of any request by the Commission or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) promptly if the Company becomes aware of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities (and use its commercially reasonable efforts to obtain the lifting of any such stop order as soon as reasonably practicable) or (D) promptly upon the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (ii) when each such Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus Supplement or any post-effective amendment thereto has become effective;

(h) use its commercially reasonable efforts to cause all such Registrable Securities (i) if the Registrable Securities are then listed on a securities exchange, to continue to be so listed, (ii) if the Registrable Securities are not then listed on a securities exchange, to, as promptly as practicable be listed on the NYSE or NASDAQ (or any other national securities exchange), and (iii) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities;

(i) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities no later than the effective date of the applicable Registration Statement;

(j) enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take such other actions as may be reasonably requested by the selling Holders or the managing underwriter, if any, to complete the offer for sale or disposition of the Registrable Securities;

(k) (A) subject to each selling Holder to whom a “comfort” letter is addressed providing a customary representation letter to the independent registered public accounting firm of the Company (if so requested) in form and substance reasonably satisfactory to such accountants, use its commercially reasonable efforts to obtain customary “comfort” letters from such accountants (to the extent deliverable in accordance with their professional standards) addressed to such selling Holder (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants) and the managing underwriter, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; (B) use its commercially reasonable efforts to obtain opinions of counsel to the Company (such counsel being reasonably satisfactory to the managing underwriter, if any) and updates thereof covering matters customarily covered in opinions of counsel in connection with underwritten offerings, addressed to each selling Holder and the managing underwriter, if any, provided, that the delivery of any “10b-5 statement” may be conditioned on the prior or concurrent delivery of a “comfort” letter pursuant to subsection (A) above; and (C) provide officers’ certificates and other customary closing documents customarily delivered in connection with underwritten offerings and reasonably requested by the managing underwriter, if any; provided, that the Company shall only be required to comply with this clause (k) in connection with an Underwritten Shelf Takedown or Piggyback Takedown;

(l) provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other informational meetings organized by the underwriters, if any, (provided that such cooperation does not unreasonably interfere with the operation of the business of the Company) with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;

(m) upon reasonable notice and during normal business hours, make available for inspection and copying by any Holder of Registrable Securities, counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement or Underwritten Shelf Takedown, and any underwriter’s counsel, as applicable, all financial and other records and pertinent corporate documents of the Company that are reasonably requested, and cause the Company’s officers, directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by any such Holder, counsel to the Holders, underwriter or underwriter’s counsel in connection with such Registration Statement or Underwritten Shelf Takedown, as applicable;

(n) permit any Holder of Registrable Securities, counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by such Holder of Registrable Securities or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus Supplements relating to a Underwritten Shelf Takedown, if applicable;

(o) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to (i) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (ii) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(p) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Holders of a majority of the Registrable Securities that are being sold pursuant to such Free Writing Prospectus, which Free Writing Prospectuses or other materials shall be subject to the review of counsel to the Holders; provided, however, the Company shall not be responsible or liable for any breach by a Holder that has not obtained the prior written consent of the Company pursuant to Section 11(o);

(q) provide a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(r) promptly notify in writing the Holders, the sales or placement agent, if any, therefor and the managing underwriters (if any) of the securities being sold, (i) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective and (ii) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(s) (i) prepare and file with the Commission such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (ii) cause the related Prospectus to be supplemented by any required Prospectus Supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; and (iv) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the Commission or any Federal or state governmental authority;

(t) provide officers’ certificates and other customary closing documents;

(u) cooperate with each Holder of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA;

(v) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(w) if requested by any participating Holder of Registrable Securities or the managing underwriters (if any), promptly include in a Prospectus Supplement, Free Writing Prospectus or amendment such information as the Holder or managing underwriters (if any) may reasonably request relating to the intended method of distribution of such securities, and make all required filings of such Prospectus Supplement, Free Writing Prospectus or amendment as soon as reasonably practicable after the Company has received such request;

(x) in the case of certificated Registrable Securities, if any, cooperate with the participating Holders of Registrable Securities and the managing underwriters (if any) to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations satisfactory to the Company from each participating Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters (if any) may reasonably request at least two Business Days prior to any sale of Registrable Securities; and use its reasonable best efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby; and

(y) use its reasonable best efforts to take all other actions necessary or customarily taken by issuers to effect the registration of and its commercially reasonable efforts to take all other actions necessary to effect the sale of, the Registrable Securities contemplated hereby.

Section 4. Registration Expenses. All Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

Section 5. Indemnification; Contribution.

(a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, the Affiliates, directors, officers, employees, members, managers and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, expenses and actions to which they or any of them may become subject insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement (in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or expense arises (i) out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein including, without limitation, any notice and questionnaire, or (ii) out of sales of Registrable Securities made during a Suspension Period after notice is given pursuant to Section 1(f)(ii) hereof. This indemnity clause will be in addition to any liability which the Company may otherwise have.

(b) Each Holder severally (and not jointly) agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages or liabilities to which they or any of them may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Holder Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion therein, including, without limitation, any notice and questionnaire; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 5(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement, Disclosure Package, Prospectus or Holder Free Writing Prospectus relates. This indemnity clause will be in addition to any liability which any such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above except to the extent such action and such failure materially prejudices the indemnifying party; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), but the indemnified party shall bear the reasonable fees, costs and expenses of such separate counsel unless (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would be inappropriate due to a conflict of interest in the reasonable judgment of the indemnified party; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties unless the use of only one firm of attorneys would be inappropriate due to a conflict of interest in the reasonable judgment of the indemnified party. An indemnifying party shall not be liable under this Section 5 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to in writing by such indemnifying party, which consent shall not be unreasonably withheld or delayed. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise if any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such indemnified party, and does not otherwise adversely affect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder and (iii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in Section 5(a) or Section 5(b) above is held by a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an indemnified party with respect to any loss, claim, damage, liability, expense or action referred to herein, then each applicable indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including, without limitation, legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received from the offering of the Securities, as applicable, and relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefit received by the Company shall be deemed to be equal to the total value received or proposed to be received (after deducting expenses) by the Company pursuant to the sale of Securities in an offering, if any. The relative benefit received by the Holders shall be deemed to be equal to the total value received or proposed to be received (after deducting expenses) by the Holders of Securities in an offering, if any. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Holders of Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Person guilty of fraud or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraud or fraudulent misrepresentation. For purposes of this Section 5, each Person who controls any Holder of Registrable Securities, agent or underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any such Holder, agent or underwriter shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(d).

(e) The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder of Registrable Securities or the Company or any of the officers, directors or controlling Persons referred to in this Section 5, and will survive the transfer of Registrable Securities.

Section 6. Participation in Underwritten Offering/Sale of Registrable Securities.

(a) It shall be a condition precedent to the obligations of the Company to include Registrable Securities of any Holder in any Registration Statement or Prospectus, as the case may be, that such Holder shall timely furnish to the Company (as a condition precedent to such Holder’s participation in such registration) its Selling Holder Information in accordance with the terms hereof. Each selling Holder shall timely provide the Company with such information as may be reasonably requested to enable the Company to prepare a supplement or post-effective amendment to any Shelf Registration or a supplement to any Prospectus relating to such Shelf Registration.

(b) No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form entered into pursuant to this Agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(c) Each Person that has securities registered on a Registration Statement filed hereunder agrees that, upon receipt of any notice contemplated in Section 1(f)(ii), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the applicable Registration Statement.

Section 7. Private Sale and Legends. (a) Except as provided in Section 2, the Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private sale or other transaction which is not registered pursuant to the Securities Act.

(a) At the request of a Holder and to the extent the Registrable Securities are subject to a restrictive legend, whether such securities are certificated or held in book-entry form,

the Company shall remove from each certificate evidencing Registrable Securities, any legend if the Company is reasonably satisfied (based upon an opinion of counsel or, in the case of a Holder that is not an Affiliate of the Company proposing to transfer such securities pursuant to Rule 144(b)(1) of the Securities Act, other evidence) that the securities evidenced thereby may be publicly sold without registration under the Securities Act.

(b) If any Holder seeks to effect an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will, subject to applicable laws, cooperate in good faith with such Holder and the Company’s transfer agent to effect such in-kind distribution in a manner reasonable requested by the Holder.

Section 8. Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company covenants that it will (i) use its reasonable best efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the Commission.

Section 9. Transfer of Registration Rights. The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee; provided that all of the following additional conditions are satisfied: (a) such transferee or assignee, together with its Affiliates, will Beneficially Own Common Stock representing at least 5% of the then outstanding Securities (measured on an as-converted/exercised basis); (b) such transfer or assignment is effected in accordance with applicable securities laws; (c) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by delivering to the Company a duly executed joinder agreement in the form attached hereto as Exhibit B; and (d) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. Promptly following receipt by the Company of such written notice, the Company shall make any necessary filing to name transferee or assignee as a selling shareholder in any Registration Statement.

Section 10. Amendment, Modification and Waivers; Further Assurances.

(a) Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the

Company and the Holders holding at least fifty percent (50%) of the Registrable Securities then issued and outstanding; provided that in the event that such amendment, modification, supplement, waiver or consent would treat a Holder or group of Holders in a manner different from any other Holders, then such amendment or waiver will require the consent of such Holder or the Holders of a majority of the Registrable Securities of such group adversely treated.

(b) Effect of Waiver. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure of any party to enforce any provision hereof operate or be construed as a waiver of such provision or of any other provision hereof and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

(c) Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section 11. Miscellaneous; Remedies; Specific Performance.

(a) Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for, and obtain from any such court, specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

(b) Successors and Assigns. Except as provided in Sections 7 and 9, neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except an assignment by any Holder, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity that is the survivor of such merger or consolidation or the purchaser in such sale.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without prohibiting or invalidating the remainder of this Agreement.

(d) Existing Registration Rights Agreement. Nothing in this Agreement is intended to, and the provisions of this Agreement shall be interpreted and applied so as not to, adversely affect the rights and priorities of the holders of securities under the Existing Registration Rights Agreement.

(e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(f) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include,” “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation.” The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

(g) Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

(h) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied or sent by facsimile to the recipient, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any Holder of Registrable Securities at the address set forth on the signature page hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. The Company’s address is:

KCG Holdings, Inc.

545 Washington Boulevard

Jersey City, New Jersey 07310

Attn: John McCarthy, Esq.

with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attn: John P. Mead, Esq.

If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(i) Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or, thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(j) Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER

IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 12(j) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(k) Arm’s-Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

(l) Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

(m) Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(n) Attorneys’ Fees. In the event of litigation or other proceedings in connection with or related to this Agreement, the prevailing party in such litigation or proceeding shall be entitled to reimbursement from the opposing party of all reasonable expenses, including, without limitation, reasonable attorneys’ fees and expenses of investigation in connection with such litigation or proceeding.

(o) Free Writing Prospectus Consent. No Holder shall use a Holder Free Writing Prospectus without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

(p) No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

(q) Termination. The obligations of the Company and of any Holder, other than those obligations contained in Section 5, shall terminate with respect to the Company and such Holder as soon as such Holder no longer holds any Registrable Securities.

(r) No Third-Party Beneficiaries or Other Right. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder or any remedies hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto; provided, however, that the Affiliates, directors, officers, employees, members, managers and agents of each indemnified party and each Person who controls any such indemnified party within the meaning of either the Securities Act or the Exchange Act are intended third-party beneficiaries of Section 5 and shall have the right, power, and authority to enforce the provisions thereof as though they were a party hereto.

Section 12. Definitions.

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person.

“Agreement” has the meaning specified in the first paragraph hereof.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Beneficial Ownership” and terms of similar import shall be as defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“Common Stock” has the meaning specified in the recitals.

“Company” has the meaning specified in the first paragraph hereof.

“Company Held Securities” means Other Securities sought to be included in a registration for the Company’s account.

“Company Lock-Up Period” has the meaning specified in Section 2(b).

“Company Notice” has the meaning specified in Section 1(d).

“Company Underwritten Offering” has the meaning specified in Section 2(a).

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Demand” has the meaning specified in Section 1(d).

“Demand Holder” has the meaning specified in Section 1(d).

“Demand Notice” has the meaning specified in Section 1(d).

“Determination Date” has the meaning specified in Section 1(i).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Existing Registration Rights Agreement” means the Registration Rights Agreement, dated August 6, 2012, among Knight Capital Group, Inc. and the purchasers of Series A Perpetual Convertible Preferred Stock, as such agreement is in effect on December 18, 2012.

“Filing Date” has the meaning specified in Section 1.1(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1” means such form under the Securities Act, as amended from time to time by the Commission.

“Form S-3” means such form under the Securities Act, as amended from time to time by the Commission.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“GETCO” has the meaning specified in the recitals.

“Holder” and “Holders” have the meanings specified in the first paragraph hereof.

“Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Holder or used or referred to by such Holder in connection with the offering of Registrable Securities.

“Initial Questionnaire Date” has the meaning specified in Section 1(a).

“Initial Shelf Effective Date” has the meaning specified in Section 1(a).

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” under Rule 433 promulgated under the Securities Act.

“Lock-Up Period” has the meaning specified in Section 2(a).

“Losses” has the meaning specified in Section 5(d).

“Merger Agreement” has the meaning specified in the recitals.

“Mergers” has the meaning set forth in the recitals.

“NASDAQ” means The NASDAQ Stock Market.

“Non-Underwritten Shelf Takedown” has the meaning specified in Section 1(c).

“NYSE” means the New York Stock Exchange.

“Other Securities” means securities of the Company sought to be included in a registration other than Registrable Securities.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Piggyback Notice” has the meaning specified in Section 1(g)(i).

“Piggyback Takedown” has the meaning specified in Section 1(g)(i).

“Prospectus” means the prospectus used in connection with a Registration Statement and any amendments or supplements thereto.

“Prospectus Supplement” mean any supplement to any Prospectus used in connection with a Registration Statement.

“Registrable Securities” means, at any time, (i) the Securities and (ii) any shares of Common Stock issued upon the conversion, exercise or exchange, as applicable, of any other securities and/or interests issued pursuant to the exercise of any securities paid, issued or distributed in respect of any such Common Stock by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise and excluding shares of Common Stock acquired after the Closing Date; provided, however, that, as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (w) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (x) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; (y) with respect to the Registrable Securities held by any Holder, any time that such Holder, together with its Affiliates, Beneficially Owns Registrable Securities representing less than 5% of the then outstanding Securities (as measured on an as converted basis) and is permitted to sell such Registrable Securities under Rule 144(b)(1); and (z) the date on which such securities cease to be outstanding. For the purposes of this Agreement, a Holder shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitation upon the exercise of such right), whether or not such acquisition has been effected.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including, without limitation, (i) Commission, stock exchange, FINRA and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE or NASDAQ (or any other national securities exchange) or the quotation of Registrable Securities on any inter-dealer quotation system, (vi) the fees and expenses incurred by the Company in connection with any road show for underwritten offerings and (vii) reasonable fees, charges and disbursements of counsel to the Holders, including, for the avoidance of doubt, any expenses of counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder; provided that Registration Expenses shall only include the fees and expenses of one counsel to the Holders (and one local counsel per jurisdiction) with respect to any offering.

“Registration Statement” means any registration statement filed hereunder.

“Scheduled Black-out Period” means the period from and including the fifteenth calendar day preceding the last day of a fiscal quarter of the Company to and ending at the start of the second Business Day after the day on which the Company publicly releases its earnings for such fiscal quarter.

“Securities” has the meaning specified in the recitals.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Holders and legal expenses not included within the definition of Registration Expenses.

“Selling Holder Information” has the meaning specified in Section 1(a).

“Shelf” has the meaning specified in Section 1(a).

“Shelf Registration Statement” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Suspension Period” has the meaning specified in Section 1(f)(ii).

“Underwritten Shelf Takedown” has the meaning specified in Section 1(b).

“Warrants” has the meaning specified in the recitals.

“Warrant Agreement” has the meaning specified in the recitals.

“Well Known Seasoned Issuer” means a “well known seasoned issuer” under Rule 405 promulgated under the Securities Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

KCG Holdings, Inc.

By:	/s/ Leonard J. Amoruso
	Name:	Leonard J. Amoruso
	Title:	Chief Executive Officer

SERENITY INVESTMENTS, LLC

By:	/s/ Stephen Schuler
	Name:	Stephen Schuler
	Title:	President of Manager of Serenity Investments, LLC

Address for Notices:

Serenity Investments, LLC
830 North Blvd
Oak Park, Illinois 60301

Facsimile:	N/A
Attention:	Stephen Schuler

[Signature Page to Common Stock Registration Rights Agreement]

DANIEL V. TIERNEY 2011 TRUST

By:	/s/ John Flynn and Emma Cuadrado
	Name:	John Flynn and Emma Cuadrado
	Title:	Co-Trustees of the Daniel V. Tierney 2011 Trust

Address for Notices:

Daniel V. Tierney 2011 Trust c/o Wicklow Capital, Inc.
Suite 1204
53 W. Jackson Blvd.
Chicago, IL 60604
USA

Facsimile:
Attention:	Emma Cuadrado, co-trustee

GA-GTCO INTERHOLDCO, LLC

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

Address for Notices:

GA-GTCO Interholdco, LLC c/o Rene Kern
Park Avenue Plaza
55 East 52nd Street, 32nd Floor

Facsimile:
Attention:	Thomas J. Murphy

[Signature Page to Common Stock Registration Rights Agreement]

EXHIBIT A

FORM OF NOTICE AND ELIGIBLE HOLDER INFORMATION QUESTIONNAIRE

The undersigned beneficial owner of securities of KCG Holdings, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements (collectively, the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of July 1, 2013 (the “Effective Date”), by and among the Company and each of the other Persons signatory thereto. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus, as the case may be. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as an Eligible Holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Eligible Holder”) of Registrable Securities hereby elects to include some or all of the Registrable Securities owned by it in the Registration Statement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus and deliver a prospectus to each purchaser of Registrable Securities.

If you wish to include Registrable Securities beneficially owned by you in the Registration Statement (or a supplement or amendment thereto), you must complete, sign and deliver this Notice of Registration Statement and Eligible Holder Information Questionnaire (“Notice and Questionnaire”) to the Company at the address set forth herein on or prior to 5:00 pm New York Time on [—], 201[—] (the “Initial Questionnaire Date”). If you do not manage to deliver the Notice and Questionnaire by the Initial Questionnaire Date, you may deliver the Notice and Questionnaire by 5:00 pm New York Time on [—], 201[—] for inclusion of the Registrable Securities beneficially owned by you in a Prospectus Supplement to be filed on [—], 201[—].

COMPLETED NOTICE AND QUESTIONNAIRE

PLEASE SEND BY PDF A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO: [—] WITH A COPY TO: [—]].

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name and Security Ownership

(a)	Full legal name of each registered holder of Registrable Securities and number of Registrable Securities held:

Name	Number of Registrable Securities

(b)	Full legal name of each registered holder of any other securities of the Company and number of such securities held:

Name	Number of Other Securities

2.	Securities To Be Included In the Registration Statement

(a)	Do you wish to include in the registration statement all of the Registrable Securities listed in item 1(a) above?

Yes ☐                     No ☐

(b)	If your answer to item 2(a) above is “no,” please specify below the number of shares that you wish to include:

Name	Number of Registrable Securities

3.	Beneficial Ownership of Securities of the Company Owned by the Eligible Holder(s)

“Beneficial ownership” is determined according to rules of the SEC. Securities are “beneficially owned” by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security, and/or, (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The definition of beneficial ownership often requires disclosure of the individual or groups of individuals who have or share voting or investment power over the shares in question.

Please describe below or attach as a separate sheet a detailed description of the beneficial ownership of the Registrable Securities and any other securities of the Company held by the Eligible Holder. We recommend that you consult with your own securities law counsel as some or all of the description below will be included in the Registration Statement. You should also indicate clearly whether one or more of the beneficial owners disclaims beneficial ownership except to the extent of his, her or its pecuniary interest in the securities. Exhibit A hereto provides a typical example of beneficial ownership disclosure.

4.	Relationships with the Company:

Except as set forth below, the undersigned has not held any position or office or had any other material relationship with the Company (or its predecessors or affiliates) during the past three (3) years.

State any exceptions here:

5.	Broker-Dealer Status:

(a)	Is any Eligible Holder a broker-dealer?

Yes                     No

(b)	If the answer is “yes” to Section 5(a) above, did such Eligible Holder receive the Registrable Securities as compensation for investment banking services to the Company?

Yes                     No

Note: If the answer is “no” to this Section 5(b), the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Is any Eligible Holder an affiliate of a broker-dealer?

Yes                     No

(d)	If any of the Eligible Holders is an affiliate of a broker-dealer, do you certify that such Eligible Holder purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes                     No

Note: If the answer is “no” to this Section 5(d), the SEC’s staff has indicated that the Eligible Holder should be identified as an underwriter in the Registration Statement.

Please provide any further information here:

6.	Address for Notices to Selling Holder:

Contact Person:

Contact Person Email Address:

Telephone:

Fax:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items one (1) through five (5) and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto, as the case may be. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Beneficial Owner(s):

By:
Name:
Title:

Date:

EXHIBIT B

FORM OF JOINDER AGREEMENT

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of [—], 2013 (as such agreement may have been or may be amended from time to time) (the “Registration Rights Agreement”), by and among [NEWCO], a Delaware corporation (the “Company”), each of the other parties signatory thereto and any other parties identified on the signature pages of any joinder agreements substantially similar to this joinder agreement executed and delivered pursuant to Section 10 of the Registration Rights Agreement. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Registration Rights Agreement.

In consideration of the transfer to the undersigned of Registrable Securities of the Company, the undersigned represents that it is a transferee of [insert name of transferor] and agrees that, as of the date written below, the undersigned shall become a party to the Registration Rights Agreement, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto.

[SIGNATURE PAGE FOLLOWS]

[—]

By:
Name:
Title:

Address for Notices:
[—]

Facsimile:
Attention:

[—]

By:
Name:
Title:

Address for Notices:
[—]

Facsimile:
Attention: